Exhibit 23.1

                        Independent Auditors' Consent
                        -----------------------------

The Board of Directors
The St. Paul Travelers Companies, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-23948, 33-24220, 33-24575, 33-26923, 33-49273, 33-56987, 333-01065,
333-22329, 333-25203, 333-28915, 333-48121, 333-50941, 333-50943, 333-67983,
333-63114, 333-63118, 333-65726, 333-65728, 333-107698, 333-107699 and
333-114135) on Form S-8 of The St. Paul Travelers Companies, Inc. (formerly The St. Paul Companies) and the registration statements (Nos. 333-92466, 333-92466-01, 333-98525 and 98525-01) on Form S-3 of The St. Paul Travelers
Companies, Inc. (formerly The St. Paul Companies) of our reports, dated January 28, 2004, with respect to the consolidated balance sheet of Travelers Property Casualty Corp. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income (loss), changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, and all related financial statement schedules, which appear in the December 31, 2003 Annual Report on Form 10-K of Travelers Property Casualty Corp. Our reports refer to changes in the methods of accounting for goodwill and other intangible assets in 2002 and accounting for derivative instruments and hedging activities and for securitized financial assets in 2001.

/s/ KPMG LLP

Hartford, Connecticut
April 23, 2004